Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:	Edward M. Jamison	702. 878. 0700
Chairman of the Board, President and Chief Executive Officer

	Patrick Hartman	702. 947. 3514
Executive Vice President and Chief Financial Officer
COMMUNITY BANCORP TO PRESENT AT KEEFE, BRUYETTE & WOODS NINTH
ANNUAL COMMUNITY BANK INVESTOR CONFERENCE
     Las Vegas, NV, July 28, 2008 — Community Bancorp (the “Company”) (NASDAQ:CBON), parent company of Community Bank of Nevada and Community Bank of Arizona, announced today that Chairman of the Board, President and Chief Executive Officer, Edward M. Jamison, and Executive Vice President and Chief Financial Officer, Patrick Hartman, will make a presentation at the Keefe, Bruyette & Woods Ninth Annual Community Bank Investor Conference. The conference will take place in New York City on July 29 — July 30, 2008. A copy of the presentation will be available on July 29, 2008 through the Investors page of the Company’s website at www.community-bancorp.com.
About Community Bancorp
Community Bancorp is a bank holding company headquartered in Las Vegas, Nevada with four wholly-owned subsidiaries: 1) Community Bank of Nevada, 2) Community Bank of Arizona, 3) Community Bancorp (NV) Statutory Trust II and 4) Community Bancorp (NV) Statutory Trust III. Community Bancorp exists primarily for the purpose of holding the stock of its wholly-owned subsidiaries and facilitating their activities. Community Bank of Nevada is a Nevada state chartered bank providing a full range of commercial and consumer bank products through thirteen branches located in the greater Las Vegas area. Community Bank of Arizona is an Arizona State Chartered Bank providing a full range of commercial and consumer bank products through three branches located in the Phoenix area.
For more information about Community Bancorp, visit our website at www.community-bancorp.com.
Member FDIC, Equal Housing Lender, SBA Preferred Lender